EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2022, relating to the consolidated financial statements of ARMOUR Residential REIT, Inc., and the effectiveness of ARMOUR Residential REIT, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of ARMOUR Residential REIT, Inc. for the year ended December 31, 2021.

Miami, Florida
February 18, 2022